Exhibit 4.24

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL16961165198322M

Certificate Issued Date	:	30-Sep-2014 03:19 PM

Account Reference	:	IMPACC (IV)/ dl848403/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL84840330748101969077M

Purchased by	:	CONCENTRIX DAKSH SERVICES INDIA PVT LTD

Description of Document	:	Article 5 General Agreement

Property Description	:	Not Applicable

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	CONCENTRIX DAKSH SERVICES INDIA PVT LTD

Second Party	:	Not Applicable

Stamp Duty Paid By	:	CONCENTRIX DAKSH SERVICES INDIA PVT LTD

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

CONCENTRIX DAKSH SERVICES INDIA PRIVATE LIMITED

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Amendment Agreement (“Amendment No. 16”) dated 1st October, 2014 to Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, 12th Amendment dated July 1, 2013 ,13th Amendment dated September 25, 2013, 14th Amendment dated June 26, 2014 and 15th Amendment effective July 28, 2014 , thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip (India) Private Limited, a Company registered under the Companies Act, 1956 and having its head office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL/Customer” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART;

AND

Concentrix Daksh Services India Private Limited formerly known as IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Unit # 101, 2nd Floor, Westend Mall, District Centre, Janakpuri, New Delhi-110058 (hereinafter referred to as “Concentrix Daksh” or the “Service Provider”, which expression shall unless repugnant to the context or meaning thereof, include its successors and permitted assigns), through its duly authorized representative of the SECOND PART;

WHEREAS MMTL and IBM Daksh have executed a Master Service Agreement dated March 05, 2008 (hereinafter referred to as “the Agreement”) including Statement Of Work (‘SOW”) which sets forth the services, functions and responsibilities that Concentrix Daksh has agreed to perform for MMTL and the associated responsibilities of the Parties and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 16

I.	Parties hereby agree to add Arabic language to the scope of languages offered Section 2, Amendment 14, dated 26th June, 2014, to the “Contact Centre Services for MMTL’s affiliate for Foreign Language LOB :-

Customer Service: - Inbound customer calls are originating in Arabic countries. Some outbound calls may be required to be made by this team for assisting the customers for performance of services

•	XXXX

•	These resource would take would take calls in Arabic and Hindi Languages.

•	The Delivery of the business is from NCR - Domestic (India).

•	The training time consists of 6-8 days and all training material is to be provided by MMT in English & those will be in their most updated form

II.	Service Charges and Payment terms:- The Parties hereby agree to add to the existing Section 4 of Amendment 14, dated June 26, 2014 , the following price for the Arabic resources :-

XXXX	XXXX	XXXX
XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

The above mentioned price point is 1st Year price and there shall be an increase in price by 5% on 1st contract anniversary till the end of the contract. The price is exclusive of any Withholding tax/service tax. Any taxes, other than direct Income tax, imposed on the transaction by local authorities shall be passed through.

III.	Key IT Assumptions in order to implement the above services: Parties hereby agree to add to existing Section 3, the cost of implementation of the IT structure would be passed on to MMT on actuals.
IV.	This Amendment No. 16 shall be effective from 01 Oct 2014 (“Amendment No. 16 Effective Date”), the amendment shall be effective till 5th March 2017 and shall be and shall be co-existent and co-terminus with the Agreement.

V.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 16 by reference.

VI.	This Amendment No. 16 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 16 is incorporated into and deemed to be part of the Agreement.

For MakeMyTrip (India) Private Limited		For Concentrix Daksh Services India Private Limited

By:	/s/ JASMEET SINGH	By:	/s/ SUNIL K. GUPTA

Name:	JASMEET SINGH	Name:	SUNIL K. GUPTA

Title:	HEAD – CUSTOMER CONTACT GROUP	Title:	CFO

Date:	1 October 2014	Date:	1 October 2014

Seal:		Seal: